EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        Richard L. Brown & Company, P.A.
                         1810 S. MacDill Avenue, Suite 3
                                 Tampa, FL 33629



Raven Moon Entertainment, Inc.
2005 Tree Fork Lane, Ste. 101
Longwood, Florida 32750

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated April 4, 2006, with respect to the financial statements of Raven Moon Entertainment, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8.

September 12, 2006



/s/  Richard L. Brown & Company, P.A.
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     Richard L. Brown & Company, P.A.